Exhibit 10.30
EXECUTIVE SEPARATION AGREEMENT
This Separation Agreement, dated as of January 27, 2012 (the “Agreement”) is made by and among Demand Media, Inc., a Delaware corporation (the “Company”) and Larry Fitzgibbon (“Executive”) and sets forth the substance of the agreement between you and the Company regarding your separation of employment, which will be effective January 30, 2012 (“Separation Date”). For the avoidance of doubt, we agree that this Agreement shall document a mutual resignation of your employment with the Company and is entered into with reference to that certain Employment Agreement between you and the Company dated October 2, 2010 (“Employment Agreement”).

1.Separation; Cooperation; Resignation of Offices. You will cease to be an employee of the Company and all of its subsidiaries and affiliates, as applicable, effective as of the Separation Date. You agree that, following the Separation Date, you will use commercially reasonable efforts to cooperate with the Company, subject to your availability with prior notice, as may be reasonably requested by the Company, from time to time, to consult, advise and provide relevant input with respect to (i) the Company’s current year-end audit process, (ii) any internal investigation or administrative, regulatory or judicial proceeding involving matters that were within the scope of your duties and responsibilities to the Company and its affiliates during your employment with the Company, and (iii) the transition of your job duties and responsibilities.
2.    Confidentiality Agreement. You hereby acknowledge and agree that you have previously executed and continue to remain bound and abide by the terms and conditions of that certain Confidential Information and Development Agreement between you and the Company dated April 21, 2006 (the “Confidentiality Agreement”) after the Separation Date, including, without limitation, the non-solicitation, confidentiality and development obligations thereof. You hereby resign as an officer and board member, as applicable, of the Company and any other affiliated entity of the Company to which you have been appointed as of the Separation Date, and you hereby agree to cooperate with the Company to carry out such resignations, including execution and delivery of customary documentation intended to effect the foregoing, subject to Executive’s prior review and approval.
3.    Accrued Salary. On the Separation Date, the Company will pay you all accrued and unpaid base salary to the extent not paid prior to the Separation Date, subject to standard payroll deductions and applicable tax withholding requirements. You are entitled to these payments regardless of whether or not you sign the General Release (as defined below).
4.    Severance Benefits. As full consideration for your obligations and covenants under this Agreement and in full satisfaction of any and all amounts that may be owed to you under your Employment Agreement, if any, subject to and conditioned upon your timely execution on or after the Separation Date of a general release and waiver of claims in the form attached hereto as Exhibit A (the “General Release”), and further subject to your non-revocation thereof, the Company will pay or provide to you (immediately following the expiration of the applicable revocation period contained therein) the following payments and benefits:

a.
Subsidized COBRA Premiums. Subject to and conditioned upon your valid and timely election to receive continuation benefits under Section 4980B of the Code, as amended (“COBRA”) (as described in Section 5 below), for a period of twelve (12) months following the Separation Date or, if earlier, until you become eligible for health benefits under the plan of another employer (the “Continuation Period”), continuation of (x) reimbursement under the Company’s Executive Medical Reimbursement Plan (the “EMRP”) as currently in effect and (y) group healthcare coverage (including, without limitation, medical, dental and vision coverage) for you and your legal dependents under COBRA, with the applicable premiums paid by the Company during the Continuation Period directly to the medical insurance provider; provided, that if (i) any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the Continuation Period to be, exempt from the application of Internal Revenue Code Section 409A under Treasury Regulation Section 1.409A-1(a)(5), (ii) the Company cannot provide the benefit without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), or (iii) the Company is otherwise unable to continue to cover you or your dependents under its group health plans, then, in any such case, an amount equal to each remaining premium subsidy shall thereafter be paid to you as currently taxable compensation in substantially equal monthly installments over the Continuation Period (or the remaining portion thereof). After the Continuation Period, any COBRA continuation (to the extent permitted under applicable law) shall be at your sole expense and you shall no longer be entitled to reimbursement under the Company’s EMRP. Executive shall notify the Company within fifteen (15) business days of becoming eligible for health benefits under the plan of another employer as described above.

b.
2011 Annual Bonus. The Company shall, subject to standard payroll deductions and applicable tax withholding requirements, pay Executive an amount equal to 100% of Executive’s target bonus for calendar year 2011 which amount equals $125,000 (the “Bonus Payment”).

c.
RSU Vesting. The Company shall accelerate the vesting with respect to twenty-one thousand seven hundred and fifty (21,750) unvested restricted stock units (“RSUs”) held by Executive as of the Separation Date, so that such RSUs are deemed to be fully-vested, and as a result thereof, the Company shall also cause a corresponding number or shares underlying such RSUs to be issued to and in the name of Executive and to be credited to Executive’s Limited Individual Investor Account maintained with Bank of America Merrill Lynch net of any shares necessary to cover applicable tax withholding requirements.

d.
Stock Option Exercisability. The Company acknowledges that, notwithstanding the terms set forth in any stock option agreements Executive may have entered into with the Company, all outstanding stock options that are vested as of the Separation Date shall remain exercisable until the earlier of January 26, 2013 or the latest stated expiration date contained in the applicable option agreement.

The payments described in this Section 4 are referred to collectively as the “Severance.” The parties hereto acknowledge and agree that the Severance provided for under this Agreement is different from any severance to which you may otherwise be entitled as described in your Employment Agreement, and that this Agreement supersedes and replaces the severance provisions of such Employment Agreement. The Severance payments provided hereunder shall be subject to standard payroll deductions and applicable tax withholding requirements. You acknowledge and agree that the payments and benefits described herein represent the sole amounts to which you are entitled in connection with your service to the Company and its affiliates through the Separation Date in any and all capacities and/or the termination thereof.
5.    Termination of Benefits. Except as expressly provided in Section 4 above (and subject to your rights under COBRA following the Continuation Period), your Company group health insurance benefits, as well as your participation in any and all health, welfare, perquisite, retirement and/or benefit plans will be cancelled effective as of the Separation Date. You will be required to submit COBRA elections directly to the name and addresses provided to you under separate cover as part of the COBRA process. A package of information will be sent to you via mail within twenty-one (21) days of the Separation Date detailing the process for COBRA coverage during the Continuation Period, including the deadline by which you must elect COBRA coverage. Should you elect COBRA within the time requirements, coverage will be effective retroactive to the Separation Date.
6.    No Additional Compensation or Unemployment Benefits. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, bonus, severance or benefits after the Separation Date. You agree that you will not be eligible for unemployment insurance benefits, as the separation documented herein was mutually agreed by you and the Company.
7.    Expense Reimbursement. It is acknowledged by the Company that you may have incurred certain business related expenses prior to the Separation Date which remain unreimbursed. Your final time and expense report must be submitted to the Company within forty-five (45) days after the Separation Date to be eligible for reimbursement and such expense reimbursement submissions will be promptly reimbursed to Executive following submission. Any outstanding unreimbursed expenses incurred on or prior to the Separation Date will be paid within thirty (30) days after such submission of the applicable time and expense report to the extent properly substantiated in accordance with applicable Company policy.
8.    Return of Company Property. On or before the Separation Date, you agree to return to the Company all documents of the Company and its affiliates (and all copies thereof) and all other Company or Company affiliate property that you know to have in your possession, custody or control, after reasonable investigation, including, without limitation, diligent inspection of Executive’s residences, automobiles, personal computers, smartphones, tablets, and other electronic devices. Such property includes, without limitation, (i) any materials of any kind that you know contain or embody any proprietary or confidential information of the Company or an affiliate of the Company (and all reproductions thereof), and (ii) computers (including, but not limited, laptop computers, desktop computers and similar devices) and other portable electronic devices (including, but not limited to, tablet computers), cellular phones/smartphones, credit cards, phone cards, entry cards, identification badges and keys.
9.    Confidentiality. The provisions of this Agreement will be held in strictest confidence by you and the Company and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement to your immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. In particular, and without limitation, you agree not to disclose the terms of this Agreement to any current or former Company employee.
10.    Non-disparagement. Each party may publicly describe your separation as a mutually agreed resignation; provided, however, the party making such statement shall use reasonable efforts to provide any language contained in press releases, written statements or public or securities filings referencing the foregoing to the other party for their review. Neither party will state that you have been terminated by the Company. You agree not to disparage the Company, an affiliate of the Company and/or any officers, directors, employees, shareholders and/or agents of the Company or any affiliate of the Company in any manner intended or reasonably likely to be harmful to them or their business, business reputation or personal reputation. The Company shall ensure that its executive officers do not disparage you in any manner intended or reasonably likely to be harmful to your business or personal reputation.
11.    Indemnification. To the extent that the Company maintains a directors’ and officers’ insurance policy following your termination of employment, the Company agrees that such policy will be made applicable to you with respect to your service as a director and officer of the Company to the same extent applicable to other former directors and officers of the Company. Nothing herein shall, or shall be construed so as to, obligate the Company to purchase or maintain any insurance policy at any time.
12.    Code Section 409A.
(a) General. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (together with Department of Treasury regulations and other official guidance issued thereunder, “Section 409A”). Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines in good faith that any compensation or benefits payable under this Agreement may not be either exempt from or compliant with Section 409A, the Company shall consult with you to adopt such amendments to this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other commercially reasonable actions necessary or appropriate to (i) preserve the intended tax treatment of the compensation and benefits payable hereunder, to preserve the economic benefits of such compensation and benefits, and/or (ii) to exempt the compensation and benefits payable hereunder from Section 409A or to comply with the requirements of Section 409A and thereby avoid the application of penalty taxes thereunder; provided, however, that this Section 12 does not, and shall not be construed so as to, create any obligation on the part of the Company to adopt any such amendments, policies or procedures or to take any other such actions or to indemnify you for any failure to do so.

13.    Waiver of Age Discrimination Claims. Executive hereby waives any and all rights or claims that Executive may have arising under the Age Discrimination in Employment Act, which have arisen on or before the date of execution of this Agreement. Executive also acknowledges and agrees that:

a.	In return for this Agreement, Executive will receive consideration (i.e., something of value) beyond that which Executive was already entitled to receive before entering into this Agreement;

b.	Executive was orally advised and is hereby advised in writing by this Agreement to consult with an attorney before signing this Agreement;

c.
Executive was given a copy of this Agreement on January 20, 2012, and informed that he had twenty-one (21) days within which to consider the Agreement (but that Executive need not wait twenty-one (21) days if he so desires, and may sign Exhibit A to this Agreement to indicate waiver of this review period); and

d.
Executive was informed that he has seven (7) days following the date of execution of the Agreement in which to revoke the Agreement. Executive may revoke this Agreement by providing Courtney Montpas, Executive Vice President—People Operations of the Company with written notice of the revocation prior to the conclusion of the revocation period.

14.    Arbitration. With the exception of any claims or controversies arising out of, or relating to any workers’ compensation claim, unemployment claim, or any benefit plan governed by ERISA, any dispute or controversy between Executive, on the one hand, and the Company (or any other Releasee as defined in the General Release), on the other hand, in any way arising out of, related to, or connected with this Agreement or the subject matter thereof, Executive’s employment and separation of employment, or otherwise in any way arising out of, related to, or connected with any acts or omissions occurring prior to the execution of the date of this Agreement (as between these parties), including, but not limited to, any state or federal statutory, constitutional or common law claims, shall be submitted to arbitration in Los Angeles County, California, before a sole neutral arbitrator selected from Judicial Arbitration and Mediation Services, Inc., (“JAMS”), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected by mutual agreement. If the parties are unable to agree upon an arbitrator, the arbitrator shall be selected by alternatively striking names from a list of employment arbitrators provided by JAMS. The first to strike will be selected by the flip of a coin. The arbitration shall be conducted pursuant to the then-current JAMS Employment Arbitration Rules and Procedures and subject to JAMS Policy on Employment Arbitration Minimum Standards of Procedural Fairness. Any and all claims and/or defenses that would otherwise be available in a court of law will be fully available to the parties and/or any other Releasee, and the Arbitrator will be required to apply legal principles with the same force and effect as if the dispute were adjudicated in a court of law. The arbitration shall allow for reasonable discovery as agreed to by the parties or as directed by the arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief that the Arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes. At the conclusion of the arbitration, the Arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the Arbitrator’s award or decision is based. Any award or relief granted by the Arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. The prevailing party in the arbitration proceeding shall be entitled to recover reasonable costs and attorneys’ fees as determined by the arbitrator and as permissible under applicable law. The parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by any of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Agreement or any act or omission occurring prior to the date of this Agreement (as between these parties). Any costs unique to the arbitral forum shall be paid by the Company (e.g., arbitrator fee, room fee, court reporter fee); the parties otherwise agree to bear their own costs. By agreeing to arbitration, the parties do not intend to deprive any court with jurisdiction of its ability to issue a preliminary injunction, attachment or other form of provisional remedy in aid of the arbitration and a request for such provisional remedies by a party to a court shall not be deemed a waiver of this agreement to arbitrate.
15.    No Known Claims. As of the Separation Date, the Company represents and warrants that it is not currently aware, after reasonable inquiry, including consultation with the Company’s Chief Executive Officer and other members of the Company’s executive management team, of any claims or causes of action, in law or in equity, of any nature whatsoever, which the Company may have against the Executive in any regard arising out of or related in any way to Executive’s employment with the Company or concerning Executive’s separation of employment from the Company.
16.    Future Opportunities. Executive has informed the Company that, after the Separation Date, he may, directly or indirectly, individually or through a business entity, engage in the business of producing, licensing, monetizing and/or distributing videos for distribution via the Internet and related activities, including, without limitation, entering into one or more agreements with media companies or other third-parties concerning the financing, distribution, and/or monetization of such videos or the aggregation of multi-channel networks (collectively, the “Approved Activities”).  The Company acknowledges and agrees that: (i) Executive’s participation in such Approved Activities following the Separation Date will not constitute an usurpation of corporate opportunity or other breach of the duty of loyalty to the Company by the Executive under applicable law and (ii) the Executive may retain certain Confidential Information (as defined in the Confidentiality Agreement) regarding the Approved Activities in his unaided memory following the Separate Date and the Company shall not object to or prohibit the Executive’s participation in the Approved Activities as a result thereof.
17.    Miscellaneous. This Agreement, together with the General Release, constitutes the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and the Company. This Agreement will bind and inure to the benefit of the heirs, personal representatives, successors and assigns of both you and the Company. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.
If this Agreement is acceptable to you, please sign below and return the original to Courtney Montpas, the Company’s Executive Vice President—People Operations.
Sincerely,
Demand Media, Inc.

By: /s/ Richard Rosenblatt

Richard Rosenblatt	Date
Chairman & Chief Executive Officer
ACKNOWLEDGED, ACCEPTED AND AGREED:

/s/ Larry Fitzgibbon

Larry Fitzgibbon	Date

EXHIBIT A
GENERAL RELEASE
For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Demand Media, Inc., a Delaware corporation (the “Company”) and each of its partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.  The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act, and the California Fair Employment and Housing Act. Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the undersigned (i) to payments or benefits under Sections 3 and 4 of that certain Executive Separation Agreement, between the Company and the undersigned (the “Agreement”), whichever is applicable to the payments and benefits provided in exchange for this Release, (ii) to payments or benefits under any equity award agreement between the undersigned and the Company, (iii) with respect to Section 2(b)(vi) of that certain Employment Agreement, dated October 2, 2010, between the Company and the undersigned, (iv) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, or (v) to any Claims, including claims for indemnification and/or advancement of expenses, arising under any indemnification agreement between the undersigned and the Company or under the bylaws, certificate of incorporation of other similar governing document of the Company.

THE UNDERSIGNED ACKNOWLEDGES THAT THE UNDERSIGNED HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY

WAIVES ANY RIGHTS THE UNDERSIGNED MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

(A)    THE UNDERSIGNED HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;
(B)    THE UNDERSIGNED HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND
(C)    THE UNDERSIGNED HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.
The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the undersigned may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

The undersigned agrees that if the undersigned hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of January, 2012.

Larry Fitzgibbon